Exhibit 10.1

GENCO SHIPPING & TRADING LIMITED

299 Park Avenue, 12th Floor

New York, New York 10171

April 29, 2020

Nordea Bank ABP, New York Branch,

as Administrative Agent and as Security Agent

1211 Avenue of the Americas, 23rd Floor,

New York, New York 10036

Attention: Shipping, Offshore and Oil Services

and

Lenders party to the

Credit Agreement referred to below

Re: Letter Amendment

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of February 28, 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Genco Shipping & Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands (“Borrower”), Nordea Bank ABP, New York Branch, as administrative agent (in such capacity, “Administrative Agent”) and as security agent (in such capacity, “Security Agent”), and the lenders from time to time a party thereto (“Lenders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

Borrower desires that it and the Subsidiary Guarantors enter into certain hedging or similar agreements in respect of commodities and that the Credit Agreement be amended to permit the Borrower and the Subsidiary Guarantors to enter such agreements. In order to permit the Borrower and the Subsidiary Guarantors to enter into such hedging or similar agreements, the Borrower hereby requests, and the Agent and the Lenders signatory hereto (constituting Required Lenders) hereby agree, that Section 8.19 of the Credit Agreement be hereby amended by restating the language preceding the first proviso set forth therein to read as follows:

“The Borrower will not and will not permit any Subsidiary Guarantor to enter into Hedging Agreements or other hedging or similar agreements other than (i) Hedging Agreements and (ii) other hedging or similar agreements meant (as to this clause (ii)) to hedge against the price of commodities (including bunkers or fuel and including any bunker or fuel spread transactions), in each case entered into in the ordinary course of business and not for speculative purposes;”

This letter agreement is limited precisely as written and shall not be deemed a waiver of or consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein, or prejudice any right or rights which any of the

Lenders or the Administrative Agent now have or may have in the future or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred therein. This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. This letter agreement and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of New York.

This letter agreement shall become effective when the Borrower and the Lenders constituting Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts.) This letter agreement may be delivered by facsimile or other electronic transmission. This letter agreement shall constitute a Credit Document. From and after the effective date hereof, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed references to the Credit Agreement as modified hereby.

[Signatures on Following Pages]

Very truly yours,

GENCO SHIPPING & TRADING LIMITED, as Borrower

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

NORDEA BANK ABP, NEW YORK BRANCH

as Administrative Agent, Security Agent and a Lender

By:	/s/ Oddbjørn Warpe
Name:	Oddbjørn Warpe
Title:	Executive Director

/s/ Martin Lunder
Martin Lunder
Managing Director

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Georgios Gkanasoulis
Name:	Georgios Gkanasoulis
Title:	Director

By:	/s/ Manon Didier
Name:	Manon Didier
Title:	Vice President

CTBC BANK CO. LTD., as a Lender

By:	/s/ Ting Chen
Name:	Ting Chen
Title:	Senior Vice President

DANISH SHIP FINANCE A/S, as a Lender

By:	/s/ Michael Frisch
Name:	Michael Frisch
Title:	COO

By:	/s/ Ole Stærgaard
Name:	Ole Stærgaard
Title:	Senior Relationship Manager

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as a Lender

By:	/s/ Tilman Stein	/s/ Dr. Bastian Dühmert
Name:	Tilman Stein	Dr. Bastian Dühmert
Title:	Director	Director

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/s/ Arne Juell-Skielse	/s/ Olof Kajerdt
Name:	Arne Juell-Skielse	Olof Kajerdt
Title:

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Maria Fahey
Name:	Maria Fahey
Title:	Director

By:	/s/ Amit Wynalda
Name:	Amit Wynalda
Title:	Executive Director